Exhibit 99.1

Zedge Announces Third Quarter Fiscal 2023 Results

New York, NY – June 12, 2023: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building marketplaces and games around digital content that enable self-expression, today announced results for its third quarter fiscal year 2023, ended April 30, 2023.

“We saw some encouraging signs across our business during the third quarter leading to positive cash flow and Adjusted EBITDA1,” said Jonathan Reich, chief executive officer. “In the Zedge marketplace, Monthly Active Users (MAU2), Average Revenue Per MAU (ARPMAU2) and Zedge Premium’s Gross Transaction Value (GTV2) were all essentially flat compared to last year despite a much stronger economy in the year ago period. Our focus on product improvements, monetization, and marketing reduced the churn rate in well-developed markets and attracted new in users in Latin America.

“GuruShots continued to be impacted by geopolitical, economic and industry specific weakness, fueled by Apple’s App Transparency Tracking (ATT) framework. To counter these factors, we are introducing a new hybrid-casual gaming title focusing on AI generative art competitions (which is in soft launch) as well as rolling out a beta of the “Battles” feature in the core GuruShots game. We believe these efforts will open the top of the funnel to bring in new players and enable us to grow revenue from a diverse game economy that supports both advertising and in-app purchases for game resources. Although we are optimistic about the possibilities for GuruShots, we nonetheless were obligated to take a one-time, non-cash, accounting write-down of the asset this quarter dictated by accounting standards, which negatively impacted our operating expenses by $8.7 million.

“Emojipedia’s year over year growth rate expanded 93% in Q3 from 64% in Q2. Over the past few quarters, the investments we’ve made in enhancing the user experience and optimizing the ad stack, combined with localizing in nearly 20 languages are clearly bearing fruit, and we believe this business is positioned to continue delivering the high-margin growth we expected when acquiring it.

Third Quarter Highlights

Financial (fiscal 2023 compared to fiscal 2022)

●	Revenue increased 8.0% to $6.7 million;

●	GAAP net loss and loss per share of ($7.7) million and ($0.55), respectively;

o	GAAP net loss included an ($8.7) million goodwill impairment charge related to acquisitions;

●	Adjusted EBITDA of $1.7 million;

●	Zedge Premium GTV was flat at $0.41 million.

Third Quarter Select Financial Metrics: FY23 versus FY22*

(in $M except for EPS)	Q3 ’23	Q3 ’22	Change	FY23 YTD	FY22 YTD	Change
Total Revenue	$6.7	$6.2	8.0%	$20.6	$19.2	7.5%
Advertising Revenue	$4.6	$4.8	-5.6%	$13.7	$15.4	-11.3%
Digital goods and services	$1.1	$0.3	270.4%	$3.7	$0.3	nm
Subscription Revenue	$0.8	$0.9	-8.6%	$2.6	$2.8	-8.0%
Other Revenue	$0.2	$0.2	25.9%	$0.7	$0.6	5.7%
Operating (Loss) Income	$(8.4)	$1.3	nm	$(7.2)	$7.0	nm
Operating Margin	-125.1%	21.5%		-34.7%	36.7%
Net (Loss) Income	$(7.7)	$0.8	nm	$(6.3)	$5.2	nm
Diluted (Loss) Earnings Per Share	$(0.55)	$0.05	nm	$(0.44)	$0.35	nm
Adjusted EBITDA	$1.7	$2.9	-40.5%	$4.1	$10.1	-59.7%
Cash Flow from Operations	$1.6	$5.6	-71.2%	$2.7	$11.3	-75.8%

nm = not measurable/meaningful

*numbers may not add due to rounding

Select Third Quarter Zedge App Metrics: FY23 versus FY22*

(in MM except for ARPMAU and where noted)	Q3 ’23	Q3 ’22	Change
Total Installs - Cumulative	609.0	556.0	9.5%
MAU	32.0	32.1	-0.3%
Well-developed Markets	7.0	7.5	-6.7%
Emerging Markets	25.0	24.6	1.6%
Active Subscriptions (in 000s)	631	713	-11.5%
ARPMAU	$0.053	$0.052	1.5%
Zedge Premium - Gross Transaction Value (GTV)	$0.41	$0.41	0.0%

*numbers may not add due to rounding

[1]	Throughout this release, Adjusted EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.

●	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge App has been downloaded since inception.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q122	Q222	Q322	Q422	Q123	Q223	Q323	FY 2021	FY 2022	FYTD 2023
Total Revenue	$6.0	$6.9	$6.2	$7.4	$6.9	$7.0	$6.7	$19.6	$26.5	$20.6
Advertising Revenue	$4.9	$5.7	$4.8	$4.9	$4.5	$4.6	$4.6	$15.7	$20.3	$13.7
Digital goods and services	$0.0	$0.0	$0.3	$1.4	$1.3	$1.2	$1.1	$0.0	$1.7	$3.7
Subscription Revenue	$1.0	$1.0	$0.9	$0.9	$0.9	$0.9	$0.8	$3.2	$3.7	$2.6
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.2	$0.5	$0.8	$0.7
Operating (Loss) Income	$2.6	$3.1	$1.3	$4.8	$(0.2)	$1.5	$(8.4)	$7.8	$11.8	$(7.2)
Net (Loss) Income	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$(7.7)	$8.2	$9.7	$(6.3)
Diluted (Loss) Earnings Per Share	$0.14	$0.16	$0.05	$0.31	$(0.01)	$0.11	$(0.55)	$0.59	$0.65	$0.45
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$1.7	$9.9	$12.4	$4.1
Adjusted EBITDA Margin	54.7%	57.6%	46.0%	30.0%	13.8%	20.5%	25.4%	50.7%	46.6%	19.8%
Cash Flow from Operations	$2.7	$3.0	$5.6	$0.2	$1.1	$0.0	$1.6	$10.1	$11.5	$2.7
MAU	34.2	36.3	32.1	32.0	31.9	32.2	32.0	nm	nm	nm
Well-developed Markets	8.4	8.5	7.5	7.3	7.1	7.4	7.0	nm	nm	nm
Emerging Markets	25.8	27.8	24.6	24.7	24.8	24.8	25.0	nm	nm	nm
Active Subscriptions (in 000s)	763	762	713	692	674	654	631	nm	nm	nm
ARPMAU	$0.053	$0.060	$0.052	$0.058	$0.054	$0.052	$0.053	nm	nm	nm
Zedge Premium – GTV	$0.33	$0.43	$0.41	$0.34	$0.31	$0.44	$0.41	$0.95	$1.51	$1.16

nm = not measurable/meaningful

*numbers may not add due to rounding

Fiscal 2023 Commentary

“While we are feeling more confident about the state of our business when compared to last quarter, we are still managing through the uncertainty of geopolitical, macro-economic and industry specific risks and the impact they are having on our business. Despite these factors, we continue moving forward with our goal of driving long-term, sustainable growth, and pivoting as necessary in order to maintain profitability while investing in the future of the business.

“I’m happy to announce that we recently revamped Zedge+, our subscription offering on Android, while also introducing a subscription tier on iOS. Both are performing well with Zedge+ Android trial subscriptions up by more than 50% and iOS subscriptions generating attractive incremental income. We also remain committed to the generative AI space and are currently focusing our efforts on driving even more users to pAInt, our generative AI wallpaper maker feature.

“For GuruShots, we continue to iterate on the new AI Art Master hybrid-casual game that is in a soft launch. We believe this game has a great core mechanic, that is the set of actions that players will repeat time and time again as they play,, and is well positioned to tap into the hypergrowth associated with the rising popularity of AI. We expect to expand the rollout over the summer as we continue tuning the core game mechanic, meta game and in-game economy. Specific to the GuruShots game, we’re targeting the launch of the new Battles feature in early summer. Battles will also provide a hybrid-casual experience that enables newbies to begin competing in short-duration photo competitions that are limited in size in order to draw them into the more strategic photo competitions for which GuruShots is known.

“Next, we have some new features planned for Emojipedia for release in time for the 10th anniversay of World Emoji Day in July while also continuing to improve our monetization stack. We believe that taken in concert these steps will drive Emojipeida’s growth in Q4 and and beyond.

“In summary, Zedge is much better positioned to generate sustainable and profitable long-term growth when compared to last quarter due to actions we’ve taken to strengthen our business. As we continue innovating, we believe our results will improve, while better macro factors bring the potential to accelerate growth more quickly and dramatically.”

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (investor.zedge.net) at approximately 4:10 p.m. Eastern on June 12, 2023. Management will then host an earnings conference call beginning at 4:30 p.m. Eastern to discuss its third quarter results, outlook and strategy, which will be followed by Q&A with investors.

Live Call Information:

Toll-Free: 888 506 0062

International: 973 528 0011

Participant Access Code: 204779

Webcast: https://www.webcaster4.com/Webcast/Page/2205/48519

Replay:

Toll-Free: 877 481 4010
International: 919 882 2331
Replay Passcode: 48519

About Zedge

Zedge builds marketplaces and games around digital content that people use to express themselves. We monetize our user base through advertising, subscriptions, and a virtual token-based economy. Our leading products are the GuruShots photography game and Zedge’s freemium digital content marketplace, which today offers mobile phone wallpapers, video wallpapers, ringtones, and notification sounds. The synergy between the game and the marketplace unlocks additional engagement and enables our community to earn money from their artwork. We also own Emojipedia, a website that is the leading source of information about emojis. In May 2022, we served more than 40 million users. For more information, visit https://www.investor.zedge.net/

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	April 30,	July 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,067	$17,085
Trade accounts receivable	3,056	2,411
Prepaid expenses and other receivables	897	396
Total current assets	22,020	19,892
Property and equipment, net	2,067	1,660
Intangible assets, net	19,287	21,025
Goodwill	1,870	10,788
Deferred tax assets, net	1,816	861
Other assets	516	400
Total assets	$47,576	$54,626
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,056	$1,180
Deferred acquisition payment payable	-	962
Contingent consideration-current portion	-	215
Accrued expenses and other current liabilities	3,653	2,898
Deferred revenues	2,552	3,402
Total current liabilities	7,261	8,657
Term Loan, net of deferred financing costs	1,984	-
Contingent consideration-long term portion	-	1,728
Other liabilities	218	53
Total liabilities	9,463	10,438
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at April 30, 2023 and July 31, 2022	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,674 shares issued and 13,913 shares outstanding at April 30, 2023, and 13,951 shares issued and 13,877 outstanding at July 31, 2022	147	139
Additional paid-in capital	45,558	43,609
Accumulated other comprehensive loss	(1,712)	(1,391)
(Accumulated deficit) retained earnings	(4,097)	2,160
Treasury stock, 761 shares at April 30, 2023 and 74 shares at July 31, 2022, at cost	(1,788)	(334)
Total stockholders’ equity	38,113	44,188
Total liabilities and stockholders’ equity	$47,576	$54,626

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Revenues, net	$6,726	$6,230	$20,609	$19,173
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	498	401	1,762	1,053
Selling, general and administrative	5,016	4,064	16,713	9,902
Depreciation and amortization	897	423	2,505	1,181
Goodwill impairment	8,727	-	8,727	-
Change in fair value of contingent consideration	-	-	(1,943)	-
(Loss) income from operations	(8,412)	1,342	(7,155)	7,037
Interest and other income, net	84	15	196	42
Net loss resulting from foreign exchange transactions	(84)	(125)	-	(220)
(Loss) income before income taxes	(8,412)	1,232	(6,959)	6,859
(Benefit from) provision for income taxes	(718)	429	(702)	1,676
Net (loss) income	$(7,694)	$803	$(6,257)	$5,183
Other comprehensive loss:
Changes in foreign currency translation adjustment	(214)	(195)	(321)	(275)
Total other comprehensive loss	(214)	(195)	(321)	(275)
Total comprehensive (loss) income	$(7,908)	$608	$(6,578)	$4,908
Income per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.55)	$0.06	$(0.44)	$0.36
Diluted	$(0.55)	$0.05	$(0.44)	$0.35
Weighted-average number of shares used in calculation of (loss) income per share:
Basic	14,017	14,307	14,221	14,295
Diluted	14,017	14,859	14,221	14,974

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	April 30,
	2023	2022

Operating activities
Net (loss) income	$(6,257)	$5,183
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	44	34
Amortization of intangible assets	1,738	429
Amortization of capitalized software and technology development costs	723	718
Amortization of deferred financing costs	2	-
Change in fair value of contingent consideration	(1,943)	-
Loss on goodwill impairment	8,727	-
Stock-based compensation	1,957	1,291
Deferred income taxes	(955)	(83)

Change in assets and liabilities:
Trade accounts receivable	(645)	64
Prepaid expenses and other current assets	(501)	(274)
Other assets	50	7
Trade accounts payable and accrued expenses	653	2,042
Deferred revenue	(850)	1,903
Net cash provided by operating activities	2,743	11,314
Investing activities
Payments for business combination, net of cash acquired	-	(17,422)
Payments for asset acquisitions	(962)	(917)
Capitalized software and technology development costs	(1,110)	(438)
Purchase of property and equipment	(57)	(30)
Net cash used in investing activities	(2,129)	(18,807)
Financing activities
Proceeds from term loan payable	2,000	-
Payment of deferred financing costs	(18)	-
Proceeds from exercise of stock options	-	7
Purchase of treasury stock in connection with share buyback program and restricted stock vesting	(1,454)	(232)
Net cash provided by (used in) financing activities	528	(225)
Effect of exchange rate changes on cash and cash equivalents	(160)	(95)
Net increase (decrease) in cash and cash equivalents	982	(7,813)
Cash and cash equivalents at beginning of period	17,085	24,908
Cash and cash equivalents at end of period	$18,067	$17,095

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$711	$309
Cash payments made for interest expenses	$72	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration fair value on acquisition date	$-	$5,904
Right-of-use assets acquired under operating leases	$-	$86
Acquisition of Emojipedia through release of escrow funds of $4,776, plus additional amounts due to seller of $1,923 and legal fees of $12	$-	$6,711
Accounts receivable from certain Emojipedia websites collected by Seller	$-	$45

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. This metric represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that this measure is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q122	Q222	Q322	Q422	Q123	Q223	Q323	FY21	FY22	YTD FY23
Net (Loss) Income	$2.1	$2.3	$0.8	$4.5	$(0.2)	$1.6	$(7.7)	$8.2	$9.7	$(6.3)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.1)	$(0.1)	$(0.0)	$(0.0)	$(0.2)
Provision for (benefit from) income taxes	$0.5	$0.7	$0.4	$0.2	$(0.1)	$0.1	$(0.7)	$(0.2)	$1.9	$(0.7)
Depreciation and amortization	$0.4	$0.4	$0.4	$0.8	$0.8	$0.8	$0.9	$1.3	$2.0	$2.5
EBITDA	$3.0	$3.4	$1.6	$5.5	$0.5	$2.4	$(7.6)	$9.3	$13.5	$(4.7)
Change in FV of contingent consideration/Goodwill impairment	$0.0	$0.0	$0.0	$(4.0)	$(0.2)	$(1.8)	$8.7	$0.0	$(4.0)	$6.8
Stock-based compensation	$0.3	$0.5	$0.5	$0.6	$0.6	$0.8	$0.6	$0.7	$1.9	$2.0
Transaction costs related to business combination	$0.0	$0.1	$0.7	$0.0	$0.0	$0.0	$0.0	$0.0	$0.9	$0.0
Adjusted EBITDA	$3.3	$4.0	$2.9	$2.2	$1.0	$1.4	$1.7	$9.9	$12.4	$4.1

*numbers may not add due to rounding